KPMG Peat Marwick LLP
345 Park Avenue
New York, NY 10154





                          Independent Auditors' Consent




The Board of Directors and Shareholders
Lexington SmallCap Value Fund, Inc.:

We consent to the use of our report dated February 10, 1997 included in the Registration Statement on form N-1A and to the references to our firm under the headings "Financial Highlights" and "Counsel and Independent Auditors" in the Prospectus and "Shareholder Reports" in the Statement of Additional Information.


                                                /s/ KPMG Peat Marwick LLP
                                                    KPMG Peat Marwick LLP


New York, New York
February 27, 1997